Exhibit C

FREE TRANSLATION

FIRST AMENDMENT TO THE SHAREHOLDERS’ AGREEMENT OF XP INC.

between

XP CONTROLE PARTICIPAÇÕES S.A.

GENERAL ATLANTIC (XP) BERMUDA, LP

AND

ITB HOLDING BRASIL PARTICIPAÇÕES LTDA.

And, as Consenting Intervening Parties,

XP INC.

XP INVESTIMENT OS S.A.

XP CONTROLE 3 PARTICIPAÇÕES.A.

XP INVESTIMENTOS CORRETORA DE

EXCHANGE SECURITIES BROKERAGE S.A.

BANCO XP S.A.

XP CONTROLE 4 PARTICIPAÇÕES S.A.

XP VIDA E PREVIDÊNCIA S.A.

XP FINANÇAS ASSESSORIA FINANCEIRA LTDA.

XP CORRETORA DE SEGUROS LTDA.

XP ADVISORY GESTÃO DE RECURSOS LTDA.

XP VISTA ASSET MANAGEMENT LTDA.

XP GESTÃO DE RECURSOS LTDA.

INFOSTOCKS INFORMATIONS AND SISTEMAS LTDA.

XP EDUCAÇÃO ASSESSORIA EMPRESARIAL E PARTICIPAÇÕES LTDA.

TECFINANCE INFORMÁTICA E PROJETOS DE SISTEMAS LTDA.

LEADR SERVIÇOS ONLINE LTDA.

GUILHERME DIAS FERNANDES BENCHIMOL

ITAÚ UNIBANCO S.A.

São Paulo, March 24, 2020.

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FREE TRANSLATION

FIRST AMENDMENT OF THE SHAREHOLDERS’ AGREEMENT OF XP INC.

By the present private instrument, the parties:

XP CONTROLE PARTICIPAÇÕES S.A., a company headquartered in the City and State of Rio de Janeiro, at Av. Afrânio de Melo Franco, nº 290, sala 708, Leblon, CEP 22430-060, enrolled in the Legal Entity Registry of the Ministry of Finance (CNPJ/MF) under No. 09.163.677/0001-15, herein represented in accordance with its bylaws (“XP Controle”);

GENERAL ATLANTIC (XP) BERMUDA, LP, a partnership organized under the laws of the Bermuda Islands, having its registered office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda Islands (“GA”); and

ITB HOLDING BRASIL PARTICIPAÇÕES LTDA. a limited liability company headquartered in the City and State of São Paulo, at Praça Alfredo Egydio de Souza Aranha, nº 100, Torre Conceição, 7º andar, Parque Jabaquara, CEP 04344-902, enrolled in the Corporate Taxpayers Register of the Ministry of Finance (CNPJ/MF) under no. 04.274.016/0001-43, herein represented in accordance with its bylaws (“Itaú”), acting by itself or by its Affiliates;

(XP Controle, GA and Itaú, hereinafter collectively referred to as “Stockholders” or “Parties” and individually as “Stockholder” or “Party”)

and, further, as “Consenting Intervening Parties”:

XP INC. a company having its principal place of business at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, hereby represented in the form of its Articles of Incorporation (“Company”)

XP INVESTIMENTOS S.A., company headquartered in the City and State of Rio de Janeiro, at Av. Afrânio de Melo Franco, nº 290, sala 708, Leblon, CEP 22430-060, enrolled with the CNPJ/MF under No. 16.838.421/0001-26, hereby represented in accordance with its Bylaws (“XP Investimentos”);

XP CONTROLE 3 PARTICIPAÇÕES S.A., company headquartered in the City and State of Rio de Janeiro, at Av. Afrânio de Melo Franco, 290, sala 708, Leblon, CEP 22430-060, enrolled with the CNPJ/MF under No. 15.787.622/0001-89, herein represented in accordance with its Bylaws (“XP Controle 3”);

XP INVESTIMENTOS CORRETORA DE CÂMBIO, TÍTULOS E VALORES MOBILIÁRIOS S.A., company headquartered in the City and State of Rio de Janeiro, at Av. Afrânio de Melo Franco, 290, sala 708, Leblon, CEP 22430-060, enrolled with the CNPJ/MF under No. 02.332.886/0001-04, hereby represented in the form of its Bylaws (“XP CCTVM”);

BANCO XP S.A., company headquartered in the City and State of Rio de Janeiro, at Av. Afrânio de Melo Franco, 290, sala 708, Leblon, CEP 22430-060, enrolled with the CNPJ/MF under No. 33.264.668/0001-03, hereby represented in the form of its Bylaws (“Banco XP”);

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XP CONTROLE 4 PARTICIPAÇÕES S.A., company headquartered in the City and State of Rio de Janeiro, Av. Afrânio de Melo Franco, 290, sala 708, Leblon, CEP 22430-060, enrolled with the CNPJ/MF under No. 25.176.854/0001-54, hereby represented in the form of its Bylaws (“XP Controle 4”);

XP VIDA E PREVIDÊNCIA S.A a company headquartered in the City and State of São Paulo, at Av. Presidente Juscelino Kubitschek, nº 1.909, Torre Sul, 27º andar, CEP 04543-907, enrolled with the CNPJ/MF under no. 29.408.732/0001-05, hereby represented in the form of its Bylaws (“XP Previdência”);

XP FINANÇAS ASSESSORIA FINANCEIRA LTDA., a limited liability company headquartered in the City and State of São Paulo, at Av. Presidente Juscelino Kubitschek, nº 1.909, Torre Sul, 30º andar, CEP 04453-907, enrolled with CNPJ/MF under No. 11.077.338/0001-68, herein represented in the form of its Articles of Incorporation (“XP Finanças”);

XP CORRETORA DE SEGUROS LTDA., a limited liability company headquartered in the City and State of São Paulo, at Av. Presidente Juscelino Kubitschek, nº 1.909, Torre Sul, 27º andar, CEP 04453-907, enrolled with the CNPJ/MF under no. 10.558.797/0001-09, hereby represented in the form of its Articles of Incorporation (“XP Seguros”);

XP ADVISORY GESTÃO DE RECURSOS LTDA., a limited liability company headquartered in the City and State of São Paulo, at Av. Presidente Juscelino Kubitschek, nº 1.909, Torre Sul, 25º andar, CEP 04453-907, enrolled with the CNPJ/MF under no. 15.289.957/0001-77, hereby represented in the form of its Articles of Incorporation (“XP Advisory”);

XP VISTA ASSET MANAGEMENT LTDA., a limited liability company headquartered in the City of São Paulo, State of São Paulo, at Av. Presidente Juscelino Kubitschek, nº 1.909, Torre Sul, 30º andar, CEP 04453-907, enrolled with the CNPJ/MF under no. 16.789.525/0001-98, herein represented in the form of its articles of incorporation (“XP Vista”);

XP GESTÃO DE RECURSOS LTDA., a limited liability company, at Av. Presidente Juscelino Kubitschek, nº 1.909, Torre Sul, 30º andar (parte), CEP 04453-907, enrolled with the CNPJ/MF under No. 07.625.200/0001-89, hereby represented in the form of its Articles of Incorporation (“XP Gestão”);

INFOSTOCKS INFORMAÇÕES E SISTEMAS LTDA., a limited liability company, at Av. Presidente Juscelino Kubitschek, nº 1.909, Torre Sul, 28º andar (parte), CEP 04453-907, enrolled with the CNPJ/MF under no. 03.082.929/0001-03, herein represented in the form of its Articles of Incorporation (“Infostocks”);

XP EDUCAÇÃO ASSESSORIA EMPRESARIAL E PARTICIPAÇÕES LTDA., a limited liability company, at Av Presidente Juscelino Kubitschek, nº 1.909, Torre Sul, 28º andar, CEP 04453-907, enrolled with CNPJ/MF under no. 05.745.283/0001-14, hereby represented in the form of its Articles of Incorporation (“XP Educação”);

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TECFINANCE INFORMÁTICA E PROJETOS DE SISTEMAS LTDA., a limited liability company headquartered at Av. Presidente Juscelino Kubitschek, nº 1.909, Torre Sul, 26º andar (parte), CEP 04453-907, enrolled with CNPJ/MF under no. 11.429.614/0001-00, herein represented in the form of its Articles of Incorporation (“Tecfinance”);

LEADR ONLINE SERVICES LTDA, a limited liability company headquartered at Av. Presidente Juscelino Kubitschek, nº 1.909, Torre Sul, 28º andar, CEP 04453-907, enrolled with the CNPJ/MF under No. 31.122. 335/0001-06, hereby represented in the form of its Articles of Incorporation (“LEADR” and, together with XP Investimentos, XP Controle 3, XP CCTVM, Banco XP, XP Controle 4, XP Previdência, XP Finanças, XP Seguros, XP Advisory, XP Vista, XP Gestão, Infostocks, XP Educação and Tecfinance, the “Company’s Subsidiaries”);

GUILHERME DIAS FERNANDES BENCHIMOL, Brazilian, single, economist, holder of identity card nr. 010.398.628-7, issued by IPF/RJ, enrolled in CPF/MF under nr. 025.998.037-48, resident and domiciled in the City and State of São Paulo, at Rua Jacarézinho, 241, Jardim Europa, CEP 01456-020, e-mail address guilherme.benchimol@xpi.com.br (“GB”).

ITAÚ UNIBANCO S.A., a financial institution headquartered at Praça Alfredo Egydio de Souza Aranha, nº 100, Torre Olavo Setubal, City of São Paulo, State of São Paulo, enrolled with the CNPJ/MF under no. 60.701.190/0001-40, hereby represented in the form of its Bylaws (“Itaú Unibanco”).

WHEREAS:

(i)       XP Controle, GA and Itaú entered into the XP Inc. Shareholders’ Agreement on November 29, 2019 (“XP Inc Shareholders Agreement”);

(ii)       The intention of the Parties has always been to assign to the Company’s Personnel and Compensation Committee the management and other deliberative responsibilities related to the Company’s long-term incentive plan, according to the XP Investimentos Board of Directors Meeting held on November 13, 2019, at which the directors appointed by XP Controle, Itaú Unibanco and GA were present;

(iii)       In view of the foregoing, the Shareholders wish to amend the XP Inc. Shareholders Agreement, as follows:

RESOLVE the Parties to enter into this Amendment to the XP Inc. Shareholders Agreement (“Amendment”), under the terms of Article 118 of Law no. 6,404/76, which will be governed by the following clauses and conditions:

1.       Rules of Interpretation:

1.1.       Defined Terms. Capitalized terms used in this Amendment shall have the definitions ascribed to them in the XP Inc. Shareholders Agreement, except if otherwise defined in this Amendment.

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FREE TRANSLATION

2.       Amendments to the XP Inc. Shareholders Agreement:

2.1.       Attributions of the Personnel and Compensation Committee. The Shareholders agree to assign to the Personnel and Compensation Committee the management and other deliberative responsibilities related to the Company’s long-term incentive plan, in addition to its current attributions, and, consequently, to amend clauses 7.14 and 7.16 of the XP Inc Shareholders Agreement so that they read as follows:

7.14. Committees. The Company will have, among others that the Board of Directors determines, the following committees: (i) Audit Committee; and (ii) Personnel and Compensation Committee. Except as provided in section 7.16, the current committees have, and future committees, if created, will have, an advisory role only (and not a decision-making or executive role), and shall submit to the board of executive officers or the board of directors, as the case may be, the results of their work, suggestions and recommendations in relation to the topics evaluated.

7.16. Personnel and Compensation Committee. The Personnel and Compensation Committee will be governed by the Company’s Bylaws and its internal regulations and shall, among other responsibilities, discuss (i) compensation plans, (ii) promotions, (iii) career development plans, (iv) attraction and retention policies, and (v) the Chief Executive Officer’s performance. The Personnel and Compensation Committee has an advisory role to the Board of Directors and its recommendations to the Board of Directors are not binding, except with regard to the administration and implementation of the Company’s long-term incentive plan, in which the Personnel and Compensation Committee will have a decision-making and executive role, being responsible for designating the participants of such plan, determining the types of incentives to be offered and their conditions, and the allocation of such incentives among the participants within the applicable limits, as well as taking the other reasonable and applicable steps for the implementation of said plan.

2.2.       Ratification of the Long-Term Incentive Plan. Based on the foregoing, the Shareholders ratify and confirm the validity of any and all resolutions made by the Company’s People and Compensation Committee, constituted on December 2, 2019, with respect to the long-term incentive plan, which was duly approved by the Company’s Board of Directors at a meeting held on December 6, 2019, including with respect to all restricted stock grants (RSU and/or PSU) that were approved at the meeting of the Company’s People and Compensation Committee held on December 10, 2019.

2.3.       Ratification of XP Inc. Shareholders’ Agreement Except for the changes described in Section 2.1 of this Amendment, the Parties ratify all other provisions of the XP Inc. Shareholders Agreement, which remain in full force and effect.

3.       General Provisions:

3.1.       Registration and Recordation. The Company and the Shareholders undertake to file this Amendment at the Company’s headquarters on this date (and undertake to cause the same to occur in the Company’s Subsidiaries, respecting the respective corporate types), in the manner and for the purposes of the provisions of article 118 of Law No. 6,404/76.

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FREE TRANSLATION

3.2.       Incorporation of Rules on Dispute Resolution and Final Provisions. The Parties agree that the terms and conditions of Chapter XI of the XP Inc. Shareholders’ Agreement, which deals with the law applicable to the XP Inc. Shareholders’ Agreement and the form of resolution of disputes arising from and/or related to the rights and obligations of Shareholders, and Chapter XII of the XP Inc. Shareholders’ Agreement, which contains its final provisions, are applicable mutatis mutandis to this Amendment and incorporated herein by reference.

3.3.       Consenting Intervening Parties. The Consenting Intervening Parties sign this Amendment, expressly agreeing with all its terms, and undertaking to: (i) respect, comply with and cause to be complied with by their respective Affiliates all of the provisions of this Amendment, in the terms provided for in any applicable Law; and (ii) refrain from registering, enforcing or taking actions of any nature that may represent a violation of any provision of this Amendment.

This Amendment is signed by the Parties electronically, waiving physical signatures, so that any and all reproductions or copies of this Amendment shall always be considered as if it were the original, in accordance with the provisions of applicable law.

São Paulo, March 24, 2020.

(signatures on the next page)

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(Page 1/4 of signatures of the Amendment, executed on March 24, 2020, to the XP Inc. Shareholders’ Agreement)

Party:

/s/ Fabricio Cunha de Almeida

/s/ Bernardo Amaral Botelho

XP CONTROLE PARTICIPAÇÕES S.A.

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(Page 2/4 of signatures of the Amendment, executed on March 24, 2020, to the XP Inc. Shareholders’ Agreement)

/s/ Michael Gosk

GENERAL ATLANTIC (XP) BERMUDA, L.P.

By: GAP (Bermuda) Limited, its general partner

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(Page 3/4 of signatures of the Amendment, executed on March 24, 2020, to the XP Inc. Shareholders’ Agreement)

Party:

/s/ Álvaro F. Rizzi Rodrigues

/s/ Fernando Della Torre Chagas

ITB HOLDING BRASIL PARTICIPAÇÕES LTDA.

Consenting Intervening Party:

/s/ Álvaro F. Rizzi Rodrigues

/s/ Fernando Della Torre Chagas

ITAÚ UNIBANCO S.A.

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(Page 4/4 of signatures of the Amendment, executed on March 24, 2020, to the XP Inc. Shareholders’ Agreement).

Consenting Intervening Parties:

/s/ Fabricio Cunha de Almeida

XP INC.

/s/ Fabricio Cunha de Almeida

/s/ Guilherme Dias Fernandes Benchimol

/s/ Bernardo Amaral Botelho

XP INVESTIMENTOS S.A.

XP CONTROLE 3 PARTICIPAÇÕES S.A.

XP INVESTIMENTOS CORRETORA DE CÂMBIO TÍTULOS E VALORES

MOBILIÁRIOS S.A.

BANCO XP S.A.

XP CONTROLE 4 PARTICIPAÇÕES S.A.

XP VIDA E PREVIDÊNCIA S.A.

XP FINANÇAS ASSESSORIA FINANCEIRA LTDA.

XP CORRETORA DE SEGUROS LTDA.

XP ADVISORY GESTÃO DE RECURSOS LTDA.

XP VISTA ASSET MANAGEMENT LTDA.

XP GESTÃO DE RECURSOS LTDA.

INFOSTOCKS INFORMAÇÕES E SISTEMAS LTDA.

XP EDUCAÇÃO ASSESSORIA EMPRESARIAL E PARTICIPAÇÕES LTDA.

TECFINANCE INFORMÁTICA E PROJETOS DE SISTEMAS LTDA.

LEADR SERVIÇOS ONLINE LTDA.

/s/ Guilherme Dias Fernandes Benchimol

GUILHERME DIAS FERNANDES BENCHIMOL

Witnesses:

1. /s/ Larissa Toenjes Name: Larissa Toenjes Id: 172.436 CPF/MF: 12442502798	2. /s/ Flávia Reno Name: Flávia Reno Id: 390.909 CPF/MF: 416.950.328-70

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